Exhibit 99.1

Goldrich Mining Appoints Steve Vincent as Interim CEO; Provides Management and Board Update

SPOKANE, WA – January 9, 2024 - Goldrich Mining Company (OTC: GRMC) (“Goldrich” or the “Company”) announces that Mr. William Schara has resigned as Chief Executive Officer (“CEO”) and President of the Company, effective immediately, to focus on other business interests.

Mr. Steve Vincent has been appointed acting interim CEO, effective immediately. Mr. Vincent has been a member of the Board since 2014 and has over 35 years of experience as a finance specialist. He has held a range of positions with various companies including Moore Juran and Co., Miller and Schroeder Financial, Allison Williams Company, Piper Jaffray, and Northland Securities Inc. His roles have included metals distribution, debt instrument structuring, and private equity financing. Most recently Mr. Vincent has raised capital for companies developing the copper-nickel mining district of northeastern Minnesota. He has completed strategic equity investments for Duluth Metals, Franconia Minerals and Encampment Minerals. Mr. Vincent received a bachelor’s degree from Boston College.

The Goldrich Board of Directors would like to thank Mr. Schara for his years of service and devotion to the Company and wishes him well in his future endeavors.

The Company also announces that Dr. Michael Rasmussen has retired as a member of the Board of Directors, effective immediately, due to health reasons. The Company would like to thank Dr. Rasmussen for his years of service to the Company and wishes him well in his retirement.

Mr. Vincent, together with the Board of Directors, is currently reviewing strategic alternatives to re-capitalize the Company and plans to provide shareholders with a comprehensive update in the near future.

About Goldrich Mining

Goldrich Mining (OTC Expert Market: GRMC) is a U.S. based resource company focused on developing the Chandalar gold district in Alaska, USA. The Company controls a land package spanning 23,000 acres of highly prospective gold targets and historic mines. Goldrich’s primary focus is the exploration and discovery of the hard-rock (lode) targets, which are the source of the placer deposit, while working to also build shareholder value by monetizing the placer assets.

For additional information regarding Goldrich Mining Company or this news release, contact Mr. Steve Vincent via telephone at (612)810-4280 or info@goldrichmining.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern use of proceeds and potential exercise of the warrants. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, budgets, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q under the heading “Risk Factors”, filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC website or www.goldrichmining.com, as well as the Company’s other SEC filings. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.